UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

Commission File Number of issuing entity:

333-135481-21

CSMC Trust 2007-5R
(Exact name of issuing entity)

Commission File Number of depositor:

333-135481

Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of depositor)

Credit Suisse Securities (USA) LLC
(Exact name of sponsor as specified in its charter)

Delaware	13-3460894
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Eleven Madison Avenue, New York, NY	10010
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (212) 325-2000.

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01.	Other Events.

On December 28, 2007, Credit Suisse First Boston Mortgage Securities Corp. caused the issuance and sale of the CSMC Trust 2007-5R, Mortgage Trust Certificates, Series 2007-5R, pursuant to a Trust Agreement dated as of December 28, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Wells Fargo Bank, N.A., as trust administrator, and U.S. Bank National Association, as trustee.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (d). Exhibits.

(d)	Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:
10.1

Trust Agreement, dated as of December 28, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Wells Fargo Bank, N.A., as trust administrator and U.S. Bank National Association, as trustee.

10.2

Assignment and Assumption Agreement, dated as of December 28, 2007, by and between Credit Suisse Securities (USA) LLC, as assignor, and Credit Suisse First Boston Mortgage Securities Corp., as assignee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2008

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	/s/ Kevin Steele
Name: Kevin Steele
Title: Vice President

Exhibit Index

Exhibit Number	Description
10.1

Trust Agreement, dated as of December 28, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Wells Fargo Bank, N.A., as trust administrator and U.S. Bank National Association, as trustee.

10.2

Assignment and Assumption Agreement, dated as of December 28, 2007, by and between Credit Suisse Securities (USA) LLC, as assignor, and Credit Suisse First Boston Mortgage Securities Corp., as assignee.